BENNETT FUNDING INTERNATIONAL, LTD.

                                                                 August 18, 1994

Mr. Joseph P. Martori
Varsity Clubs of America
2777 E. Camelback Road
Phoenix, Arizona 85016

RE:  VARSITY CLUBS: NOTRE DAME

Dear Mr. Martori:

This shall serve as a letter of commitment on the part of Bennett Funding International, LTD. ("BFIL"), a wholly owned subsidiary of The Bennett Funding Group, Inc. to (i) purchase from VCA South Bend Incorporated, an Arizona corporation ("VARSITY"), certain eligible promissory notes and related mortgages for the purchase of timeshare units ("Notes") at a project known as Varsity Clubs at Notre Dame and (ii) provide a loan to VARSITY to construct 62 timeshare units and amenities. This shall also constitute a letter of commitment on the part of VARSITY to accept the loan and to sell the Notes to BFIL all under the terms and conditions set forth below.

                                I. NOTE PURCHASE

1.  Seller:             The Seller of the Notes shall be VARSITY. No separate or
                        additional sales or asset ownership entities exist.

2.  Purchase Price:     BFIL shall purchase from VARSITY,  on a continuing basis
                        for an  eighteen  (18)  month  period,  the sum of up to
                        $10,000,000.00 representing the aggregate purchase price
                        of the  Notes,  exclusive  of the  construction  Loan as
                        referenced   below.  At  BFIL's  sole  discretion,   the
                        commitment  may be renewable for an additional  eighteen
                        (18) month period and an additional $10,000,000.00 for a total of $20,000,000.00 during the three (3) years from the date of closing. For purposes of calculating the purchase price of the Notes, a standard discount to yield thirteen and one half percent (13.5%) for regular pay Notes and twelve and one half (12.5%) for electronic funds transfer pay Notes shall be applied.

3.  Payment of          Upon  the  acceptance  of eligible Notes, BFIL shall pay
    Purchase Price:     VARSITY   eight-five  percent  (85%)  of  the  aggregate
                        purchase price of the Notes. The remaining fifteen percent (15%) of the aggregate purchase price for each Note shall be paid within thirty (30) days of BFIL's receipt of full and final payment due under each sold
                        Note.

4.  Notes:              VARSITY  shall warrant that the Notes sold to BFIL shall
                        be free and clear of all liens and encumbrances.

5.  Expenses:           The  costs  of  acquiring  title   insurance,   mortgage
                        recording and related taxes, UCC-1 filing fees, and all other similar and necessary expenses shall be paid by VARSITY. In addition VARSITY shall pay $5,000.00 to BFIL as an analysis fee on the date of execution of this letter.

6.  Prepayment:         In the event that  VARSITY or a third  party  desires to
                        purchase the Notes on an aggregate  portfolio basis, the
                        repurchase   price  of  the  Notes  shall   include  the
                        principal,   all   interest   accrued  to  the  date  of
                        repurchase, any fees or expenses payable to BFIL, and premium consisting of the weighted average of the outstanding principal of the Notes as follows:

                                            Year 1:  7%
                                            Year 2:  6%
                                            Year 3:  5%
                                            Year 4:  4%
                                            Year 5:  3%
                                            Year 6:  2%
                                            Year 7:  1%

                        It is understood that Notes obligors may prepay their obligation at any time without penalty.

7.  Security:           To secure  VARSITY's  payment and performance  under its
                        recourse obligation, as described in paragraph 11 below:

                        (a)  VARSITY   shall   execute  a  Collateral   Security
                             Mortgage for the benefit of BFIL on the land and property of Varsity Club of Notre Dame,

                        (b) Guaranty of ILX, Inc. ("Guarantor") shall be required, said Guaranty shall be absolute and unconditional and guaranty the full payment and performance of VARSITY and the recourse obligations hereunder; and,

                        (c) Each original promissory note and mortgage deed shall be assigned, endorsed and delivered to BFIL.

8.  Documentation:      Primary loan  documentation  will be prepared by BFIL on
                        BFIL's  standard  forms.  All   documentation   must  be
                        satisfactory in all respects to BFIL and must contain all provisions which it deems necessary to adequately monitor the ownership and operations of VARSITY.

9.  Brokerage Fees:     VARSITY hereby acknowledges no brokerage fees are due.

10. Term:               Subject to the renewal provisions set forth in paragraph
                        2 above, the obligation of BFIL to purchase Notes from VARSITY shall, in no event, extend beyond eighteen (18) months from the date of the closing.

11. Recourse:           The  purchase  of the Notes  shall be full  recourse  to
                        VARSITY. Accordingly, any Note that is ninety (90) days past due or has a first payment default shall be charged back to VARSITY which must either pay off the remaining principal balance, at the original discount to yield percentage, and accrued interest due on the charged-back
                        Note, or substitute the Note with a new Note of equal or greater value. In the event that BFIL charges back a Note to VARSITY, then BFIL agrees to reassign the Note and related mortgage to VARSITY without warranty.

12. Taxes:              All sales tax liability  incurred by BFIL as a result of
                        the purchase of the Notes or upon the stream of payments generated thereunder shall be paid by VARSITY upon thirty (30) days notice.

                             II. CONSTRUCTION LOAN

13. Borrower:           VARSITY

14. Loan Amount:        $5,000,000.00 at thirteen percent (13%) per annum.

15. Loan Description:   Proceeds  from the loan  shall  be used  exclusively  to
                        construct 62 timeshare units and related amenities as well as associated transaction costs. VARSITY certifies that except for purchase money deeds of trust, which will be released contemporaneous with the loan closing no other mortgages, liens or encumbrances have been filed or are contemplated to be filed against the property, except as set forth in paragraph 20 (c) below.
                        The loan shall mature thirty-six (36) months from the date of the distribution of the final loan proceeds.
                        During the term of the loan, VARSITY shall pay interest only to BFIL on a monthly basis on the outstanding balance of the loan.

16. Release Fees:       VARSITY   shall  pay  release  fees  in  the  amount  of
                        $2,180.00 for each interval unit sold at VARSITY. The release fees shall be applied to principal on a monthly basis. Payment of interest during the term of the loan shall be recalculated on a monthly basis based on the principal reduction.

17. Loan Conversion:    It is clearly  understood that this letter of commitment
                        is being issued on the basis of VARSITY's intention to sell timeshare intervals and that the projections and forecasts provided by VARSITY were specifically relied upon by BFIL as an inducement to execute this letter of commitment. Accordingly, in the event VARSITY fails, within one (1) year after the issuance of a certificate of occupancy, to meet seventy-five percent (75%) of the projections and forecasts relative to the sale of timeshare intervals, BFIL reserves the right to convert the loan to a conventional sixty (60) month amortized mortgage at the interest rate set forth above.

18. Security:          To secure VARSITY's  payments and performance  under the
                        construction loan:

                        (a) VARSITY  shall execute a Mortgage for the benefit of
                            BFIL which shall be a first-priority position on the land and property of VARSITY; and,

                        (b) The guaranty of ILX,  Inc.  shall be required,  such
                            Guaranty shall be absolute and unconditional and guaranty the full payment and performance of VARSITY for the obligations hereunder.

                            III. GENERAL CONDITIONS

19. Closing Conditions: (a) BFIL   must  be   satisfied   that   the   financial
                            information delivered accurately represents the business and financial condition of VARSITY and the results of operations for the periods covered by such information; and that there has been no material adverse change in the business, assets or financial condition of VARSITY since the date the most recent financial information is delivered to BFIL;

                        (b) The   execution   and   delivery  of   documentation
                            satisfactory to BFIL containing representations and warranties, conditions, covenants, and events of default as reasonably required by BFIL;

                        (c) Evidence  to BFIL of the  receipt  by VARSITY of all
                            necessary regulatory approvals and compliance with all local, state and federal laws applicable to each transaction;

                        (d) BFIL's   receipt   of   satisfactory   evidence   of
                            appropriate partnership and corporate approval of all proposed transactions as well as an opinion of counsel satisfactory to BFIL, which opinion shall opine as to the approval mechanism for timeshare interval sales in Indiana;

                        (e) Delivery of  satisfactory  title  insurance  for the
                            mortgage provided to BFIL; and,

                        (f) One percent  (1%)  closing fee  ($50,000.00),  which
                            shall  be  disbursed   from  the  loan  proceeds  at
                            closing.

20. Special Conditions: (a) VARSITY  shall grant BFIL the right of first refusal to purchase all Notes generated in connection with VARSITY;

                        (b) VARSITY shall grant BFIL or its assigns the right to
                            solicit the obligors under the purchased Notes concerning travel- related services offered by BFIL or its assigns; and

21. Governing Law:      All documents shall be governed by the laws of the State
                        of  New  York  without   regard  to  the  principles  of
                        conflicts of laws.

22. Indemnification:    Except  in  instances  of  BFIL's  gross  negligence  or
                        misconduct,  VARSITY  agrees to indemnify  and hold BFIL
                        and  its  shareholders,   directors,  agents,  officers,
                        subsidiaries  and  affiliates  harmless from and against
                        any  and  all  damages,  losses,   settlement  payments,
                        obligations, liabilities, claims, actions or causes of action, and reasonable costs and expenses incurred, suffered, sustained or required to be paid by an indemnified party by reason of or resulting from the transactions contemplated hereby.

VARSITY agrees that the contents of this letter are confidential and are provided solely for the purpose described herein, subject to any requirements relating to federal securities laws or regulation. This letter may not be relied on by any third-party without BFIL's prior written consent and VARSITY shall not deliver, display or otherwise disclose the contents of this letter to any third-party without BFIL's prior written consent. Neither this letter nor the proposals herein may be assigned by VARSITY. Pursuant to the opinion of counsel as required in paragraph 19 (d) above, the proposals contained herein are expressly contingent upon VARSITY receiving preliminary approval to sell timeshares in the State of Indiana. This letter supersedes all previous negotiations, proposals, and understandings of any nature whatsoever.

This letter may be executed in one or more counterparts (which may be originals or copies sent by facsimile transmission), each of which counterparts shall be an original, but all of which together shall constitute one and same document. If the foregoing represents your concurrence with the proposed financing structures, please so indicate by signing and delivering to BFIL at the above address of BFIL an executed copy of this letter along with a check in the amount of $5,000.00 on or before 5:00 P.M. (EST) September 2, 1994. Your failure to return an executed copy of this letter within this time frame shall result in the termination of BFIL's intent to lend.

Very truly yours,

BENNETT FUNDING
INTERNATIONAL, LTD.

MICHAEL A. BENNETT

Michael A. Bennett
Deputy Chief Executive Officer

Accepted and agreed to this
22nd day of August, 1994

ILX INCORPORATED AND
VARSITY CLUBS OF AMERICA, INC.

By:     JOSEPH P. MARTORI
   ----------------------------

Title:       CHAIRMAN
      -------------------------